Exhibit 10.8

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of May 4, 2021 (the “Agreement Date”), by and among (a) Day One Biopharmaceuticals Holding Company, LLC, a Delaware limited liability company (the “Company”), (b) DOT-1 Therapeutics, Inc., a Delaware corporation (“Subsidiary”) and (c) Millennium Pharmaceuticals, Inc. (the “Stockholder”).

RECITALS

WHEREAS, the Stockholder is the owner of 9,857,143 shares of Subsidiary’s Series A Preferred Stock, $0.0001 par value per share (referred to hereinafter as the “Series A Preferred” or the “Exchange Shares”).

WHEREAS, in connection with its initial public offering (the “IPO”), the Company expects to be converted into a Delaware corporation expected to be called Day One Biopharmaceuticals, Inc. (the “Successor”) pursuant to Section 18-216 of the Delaware Limited Liability Company Act (as amended, the “LLC Act”) and Section 265 of the Delaware General Corporation Law (as amended, the “DGCL”) (the “Conversion”).

WHEREAS, in connection with the Conversion and the consummation of the IPO, all outstanding Preferred Units and Common Units in the Company will be converted into Common Stock of Successor.

WHEREAS, the parties desire that the Successor acquire the Exchange Shares from the Stockholder on the terms and subject to the conditions set forth herein in exchange for the issuance of 2,782,960 shares of the Successor’s Common Stock (subject to proportional adjustment in the event of any stock split, stock dividend, or other similar event occurring in respect of the Company’s Common Units or Successor’s Common Stock, as applicable prior to the Conversion) (the “Replacement Shares” and such exchange of the Replacement Shares for the Exchange Shares, the “Share Exchange”).

WHEREAS, the Company and Stockholder are the only two stockholders of Subsidiary as of the date hereof.

WHEREAS, as a result of the Share Exchange, Subsidiary will become a wholly-owned subsidiary of the Successor.

WHEREAS, the Share Exchange, together with the Conversion, is intended to qualify as a nontaxable transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

WHEREAS, in connection with Subsidiary’s prior financing activities, the Subsidiary, the Company and the Stockholder entered into that certain Investors’ Rights Agreement, dated December 16, 2019 (the “Investors Rights Agreement”), that certain Right of First Refusal and Co-sale Agreement, dated December 16, 2019 (the “Co-Sale Agreement”), and that certain Voting Agreement, dated December 16, 2019 (the “Voting Agreement,” and together with the Rights Agreement and the Co-Sale Agreement, the “Subsidiary Financing Documents”).

WHEREAS, the Voting Agreement may be amended, modified or terminated only by a written instrument executed by Subsidiary and the holders of a majority of the shares of Subsidiary Common Stock issued or issuable upon conversion of the shares of Subsidiary Preferred Stock held by the Investors (as defined in the Voting Agreement) (the “Voting Agreement Requisite Majority”).

WHEREAS, the Investors Rights Agreement may be amended, modified or terminated only with the written consent of Subsidiary and the holders of a majority of the shares of Registrable Securities (as defined in the Rights Agreement) then outstanding; provided, however, that the amendment, modification or termination of certain provisions thereof additionally requires the consent of Stockholder (the “Rights Agreement Requisite Majority”).

WHEREAS, the Co-Sale Agreement may be amended, modified or terminated only by a written instrument executed by Subsidiary and the holders of a majority of the shares of Subsidiary Common Stock issued or issuable upon conversion of the then outstanding shares of Subsidiary Preferred Stock held by the Investors (as defined in the Co-Sale Agreement) (the “Co-Sale Agreement Requisite Majority”, and together with the Voting Agreement Requisite Majority and the Rights Agreement Requisite Majority, the “Subsidiary Requisite Majority”).

WHEREAS, concurrently with the Exchange, the Company and the Stockholder, constituting the Subsidiary Requisite Majority, and Subsidiary wish to terminate the Subsidiary Financing Documents in their entirety.

WHEREAS, concurrently herewith the parties are entering into a letter agreement regarding that certain Asset Transfer and License Agreement entered into between Company and Stockholder dated December 16, 2019 (the “ATLA”).

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties, including the Subsidiary Requisite Majority, hereby agree as follows:

1. AGREEMENT TO EXCHANGE STOCK.

1.1. Authorization. As of the Closing (as defined below), Successor shall have authorized the issuance to the Stockholder, pursuant to the terms and conditions of this Agreement, of the full number of Replacement Shares that are to be issued to the Stockholder hereunder. By executing this Agreement, as of the Closing (as defined below), the Company, Subsidiary and the Stockholder each hereby consent to, or otherwise waive any applicable transfer restrictions in respect of, the transfer of the Exchange Shares from the Stockholder to the Successor in accordance with the Subsidiary Financing Documents, Subsidiary’s Certificate of Incorporation and Bylaws.

1.2. Agreement to Exchange; Full Satisfaction. On the terms and subject to the conditions set forth herein, at the Closing, the Stockholder shall, and hereby does, transfer, convey and assign all of Stockholder’s right, title and interest in and to all of the Exchange Shares held by the Stockholder, free and clear of any and all liens or encumbrances, to the Successor, and shall receive in exchange therefor the number and type of newly issued Replacement Shares. The Replacement Shares delivered in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to the Exchange Shares, and the Stockholder agrees and acknowledges that, upon receipt of the Stockholder’s Replacement Shares, the Stockholder shall have no further rights as a stockholder of Subsidiary.

2. CLOSING. The closing of the Share Exchange shall take place remotely, and, subject to and conditioned on the fulfillment of the Pricing Condition, shall occur automatically immediately upon the effectiveness of the Conversion and the filing of the initial certificate of incorporation of the Successor with the Secretary of State of the State of Delaware (the “Closing”). At the Closing, the Exchange Shares shall be cancelled on the books and records of Subsidiary and the Replacement Shares shall be issued to the Stockholder. As soon as reasonably practicable following the Closing: (a) the Successor shall deliver to the Stockholder an electronic stock certificate representing the Replacement Shares being exchanged electronically; and (b) the Successor shall be entered into Subsidiary’s stock ledger as the holder of the Exchange Shares and stock certificates shall be issued by Subsidiary to the Successor evidencing the

Successor’s ownership thereof. For the purposes hereof, the “Pricing Condition” shall be fulfilled in the event that the Company and Successor have used commercially reasonable efforts to ensure that the IPO price per share of the Successor’s common stock has been agreed by the Successor and its IPO underwriters on the same day as the effectiveness of the Conversion and the Closing.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Stockholder that the statements in the following paragraphs of this Section 3 are all true and complete as of the Agreement Date:

3.1. Organization, Good Standing, Power and Qualification. The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as now conducted and as presently proposed to be conducted..

3.2. Capitalization. Pursuant to the Company’s Amended and Restated Operating Agreement, as amended (the “Restated Operating Agreement”), the authorized Shares (as defined in the Restated Operating Agreement) of the Company consist, as of the Agreement Date, of:

(a) 17,000,000 Common Shares (as defined in the Restated Operating Agreement), 2,596,073 of which are issued and outstanding, 9,828,498 of which are reserved for issuance upon conversion of the Series A Preferred Shares, and 4,145,441 of which are reserved for issuance upon conversion of the Series B Preferred Shares. The rights, privileges and preferences of the Common Shares are as stated in the Restated Operating Agreement and as provided by the Delaware Limited Liability Company Act. All of the outstanding Common Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b) 13,973,939 Preferred Shares (as defined in the Restated Operating Agreement), 9,828,498 of which have been designated Series A Preferred Shares, 9,828,498 of which are issued and outstanding, and 4,145,441 of which have been designated Series B Preferred Shares, 4,145,441 of which are issued and outstanding. The rights, privileges and preferences of the Preferred Shares are as stated in the Restated Operating Agreement and as provided by the LLC Act.

(c) The Company has reserved 3,838,356 Incentive Shares (as defined in the Restated Operating Agreement) for issuance to officers, managers, employees and consultants of the Company pursuant to its Incentive Share Plan duly adopted by the Board and approved by the Company’s members. The rights, privileges and preferences of the Incentive Shares are as stated in the Restated Operating Agreement and as provided by the LLC Act.

(d) As a result of the Conversion and the consummation of the IPO, all of the foregoing Common Shares and Preferred Shares will convert into Common Stock of the Successor.

(e) As of immediately prior to the consummation of the IPO, the Replacement Shares shall represent no less than twelve percent (12%) of the Successor’s Fully Diluted Capitalization. For purposes hereof, “Fully Diluted Capitalization” shall mean the Successor’s total number of shares of issued and outstanding Common Stock, assuming full conversion or exercise of all convertible and exercisable securities (including Preferred Stock) into Common Stock and including, for this purpose, any shares then available for issuance but not subject to outstanding grants under the Company’s Incentive Share Plan but excluding, for this purpose, (i) any new equity incentive, employee stock purchase or similar other plans created in connection with the IPO (or increases to existing plans in connection with the IPO) or (ii) any shares issuable in the IPO.

3.3. Due Authorization. All corporate action on the part of the Company’s directors necessary for (i) the authorization, execution, delivery of and the performance of all obligations of the Company and Successor, as applicable, under this Agreement and (ii) the authorization, issuance, reservation for issuance and delivery of all of the Replacement Shares pursuant to this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) applicable securities laws limits on indemnification and (iii) the effect of rules of law governing the availability of equitable remedies.

3.4. Valid Issuance of Stock.

(a) The Replacement Shares, when paid for and issued as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

(b) Assuming the accuracy of the representations made by the Stockholder in Section 4 hereof, the offer and exchange of the Exchange Shares for the Replacement Shares in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the securities registration and qualification requirements of the currently effective provisions of applicable state securities laws.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to the Company and the Successor, as applicable, and to Subsidiary, that the statements in the following paragraphs of this Section 4 are all true and complete as of the Agreement Date and as of the Closing:

4.1. Authorization. This Agreement constitutes the Stockholder’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) applicable federal or state securities laws limits on indemnification and (iii) the effect of rules of law governing the availability of equitable remedies. The Stockholder has full power and authority to enter into this Agreement.

4.2. Title to Exchange Shares. The Stockholder has good and marketable title to, and is the legal owner of, the Exchange Shares to be exchanged by the Stockholder under this Agreement, free and clear of all pledges, liens, security interests and encumbrances. The Stockholder agrees not to sell or transfer, or create or subject to any encumbrance, pledge, lien or mortgage, any interest in the Exchange Shares prior to the Closing. The Stockholder hereby confirms that, after giving effect to the Closing, the Stockholder will have no interest in or rights to any securities of Subsidiary that are not being exchanged into securities of the Successor in accordance with the terms of this Agreement, and all of the Stockholder’s interests in and rights to securities of Subsidiary will be so exchanged or extinguished at the Closing in accordance with the terms of this Agreement.

4.3. Exchange for Own Account. The Replacement Shares to be acquired by the Stockholder hereunder will be acquired for investment for the Stockholder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and the Stockholder has no present intention of selling, granting any participation in or otherwise distributing the same.

4.4. Disclosure of Information. At no time was the Stockholder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale, purchase or exchange of the Replacement Shares. The Stockholder has received or has had full access to all the information that the Stockholder considers necessary or appropriate to make an informed investment decision with respect to the Replacement Shares to be acquired by the Stockholder under this Agreement. The Stockholder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Replacement Shares and to obtain additional information necessary to verify any information furnished to the Stockholder or to which the Stockholder had access, and such answers and additional information have been received by the Stockholder to the Stockholder’s satisfaction. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.5. Investment Experience. The Stockholder understands that the acquisition of the Replacement Shares involves substantial risk. The Stockholder (i) has experience as an investor in securities of companies in the development stage and acknowledges that the Stockholder is able to fend for itself, can bear the economic risk of the Stockholder’s investment in the Replacement Shares, and has such knowledge and experience in financial or business matters that the Stockholder is capable of evaluating the merits and risks of this investment in the Replacement Shares and protecting the Stockholder’s own interests in connection with this investment, and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Stockholder to be aware of the character, business acumen and financial circumstances of such persons. The Stockholder’s current permanent residence is as set forth on signature pages hereto.

4.6. Accredited Investor. The Stockholder: is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (“SEC”) under the 1933 Act.

4.7. Restricted Securities. The Stockholder understands that the Replacement Shares are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Successor in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Stockholder represents that the Stockholder is familiar with Rule 144 promulgated by the SEC under the 1933 Act and understands the resale limitations imposed by Rule 144 and by the 1933 Act. The Stockholder understands that the Successor is under no obligation to register any of the securities sold hereunder. The Stockholder understands that no public market now exists for any of the Replacement Shares and that none of the Company, Subsidiary or any of their respective officers, directors, employees or agents has made any assurances that a public market will ever exist for the Replacement Shares.

4.8. Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Stockholder further agrees not to make any disposition of all or any portion of the Replacement Shares unless and until:

(a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made pursuant to such registration statement;

(b) following the IPO, the transfer is made pursuant to SEC Rule 144; or

(c) the Stockholder shall have notified the Successor of the proposed disposition and shall have furnished the Successor with a statement of the circumstances surrounding the proposed disposition, and, at the expense of the Stockholder or its transferee, with an opinion of counsel, satisfactory to the Successor in its sole discretion, that such disposition will not require registration of such securities under the 1933 Act or any state securities laws.

4.9. Legends. It is understood that the certificates evidencing the Replacement Shares will bear legends as required by United States federal or state securities laws.

4.10. Compliance with Law. The Stockholder has satisfied itself as to the full observance of the laws of any jurisdiction applicable to the Stockholder in connection with any invitation to subscribe for, or the Stockholder’s acquisition of, the Replacement Shares or any use of this Agreement, including (i) the legal requirements within each jurisdiction applicable to the Stockholder for the acquisition of the Replacement Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, exchange or other transfer of any Replacement Shares. The Stockholder’s subscription and payment for the Replacement Shares will not violate any applicable securities or other laws of any jurisdiction applicable to the Stockholder and no consent or approval of any governmental entity is required for the Stockholder to enter into this Agreement and consummate the transactions contemplated herein, including, without limitation, the commencement of the Share Exchange, the Closing and the Stockholder’s subscription and payment for the Replacement Shares.

4.11. Tax Matters. The Stockholder has reviewed, or has had the opportunity to review, with the Stockholder’s own tax advisors, the United States federal, state, local and foreign tax consequences of the Stockholder’s acquisition of the Replacement Shares and of the transactions contemplated by this Agreement. The Stockholder is relying solely on such advisors with respect to tax consequences and not on any statements or representations of the Company or any of the Company’s officers, directors, employees or agents other than the representations and warranties set forth in Section 3 hereof. The Stockholder understands that the Stockholder (and not the Company or the Successor) shall be responsible for the Stockholder’s own tax liability that may arise as a result of the Stockholder’s acquisition of the Replacement Shares or the transactions contemplated by this Agreement.

5. ADDITIONAL AGREEMENTS.

5.1. Termination of Agreements. The Company, Subsidiary and the Stockholder hereby agree that the Subsidiary Financing Documents are hereby terminated effective as of the Closing, and shall be of no further force or effect. Furthermore, Subsidiary and the Stockholder agree that, other than the ATLA (and any side letters associated therewith) and this Agreement, any and all other agreements between the Stockholder and Subsidiary are hereby terminated and cancelled and shall be null and void from and after the date hereof.

5.2. Frustration of Purpose. In the event that the Conversion and the Exchange have occurred but the IPO is not consummated prior to the Outside Date (as defined below), the Company, Subsidiary, and Successor shall, upon the Stockholder’s request, use reasonable best efforts and cooperate in good faith with the Stockholder to unwind the transactions contemplated hereby and restore the Stockholder’s rights to be as they were on the date hereof.

5.3. RELEASE.

(a) EFFECTIVE UPON THE CLOSING, THE STOCKHOLDER, ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES UNDER COMMON CONTROL WITH THE STOCKHOLDER (EACH A “RELEASING PARTY”), HEREBY UNCONDITIONALLY AND IRREVOCABLY RELEASES, WAIVES AND FOREVER DISCHARGES THE COMPANY (INCLUDING AS THE SUCCESSOR), SUBSIDIARY, EACH OF THEIR RESPECTIVE AFFILIATES, AND ALL OF THEIR RESPECTIVE PAST AND PRESENT DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, MEMBERS, AND

STOCKHOLDERS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ANY AND ALL RIGHTS, ACTIONS, CAUSES OF ACTION, SUITS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, DAMAGES, JUDGMENTS, EXECUTIONS, LOSSES, CLAIMS AND DEMANDS WHATSOEVER, OF WHATEVER KIND OR NATURE, UNDER ANY CONTRACT, AGREEMENT, FEDERAL, STATE OR LOCAL STATUTE, ORDINANCE OR UNDER COMMON LAW OR OTHERWISE, THAT ANY RELEASING PARTY EVER HAD, HAS NOW OR MAY HAVE IN THE FUTURE (“CLAIMS”) AGAINST ANY OF THE RELEASED PARTIES ARISING SOLELY FROM (A) THE STOCKHOLDER’S OWNERSHIP OF THE EXCHANGE SHARES PRIOR TO THE CLOSING OR (B) ANY OTHER AGREEMENT OR TRANSACTION BETWEEN THE STOCKHOLDER, ON ONE HAND, AND THE SUBSIDIARY AND/OR THE COMPANY (INCLUDING AS THE SUCCESSOR), ON THE OTHER HAND, ENTERED INTO PRIOR TO THE CLOSING, IN EACH CASE OTHER THAN THE ATLA (AND ANY SIDE LETTERS ASSOCIATED THEREWITH) AND THIS AGREEMENT.

(b) The Stockholder hereby acknowledges that the Stockholder is aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her, must have materially affected his or her settlement with the releasee. With knowledge of this principle, the Stockholder hereby agrees to expressly waive any rights v may have to that effect.

(c) The Company does not intend that the Stockholder release claims that the Stockholder may not release as a matter of law, including but not limited to claims for indemnity, or any claims for enforcement of this Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined in accordance with Section 6.5 below.

5.4. “Market Stand-off” Agreement. Stockholder hereby agrees that, during the period commencing on the date of the final prospectus relating to the registration by the Successor of shares of its Common Stock or any other equity securities under the 1933 Act on a registration statement on Form S-1, and ending on the date specified by the Successor and the managing underwriter (such period not to exceed one hundred eighty (180) days), Stockholder will not, without the prior written consent of the Successor or the managing underwriter:

(a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, held immediately before the effective date of the registration statement for such offering; or

(b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

The foregoing provisions of this Section 5.3 shall only apply to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Stockholder’s only if all officers, directors, and stockholders individually owning more than 1% of the Successor’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are similarly bound. For purposes of this Section 5.3, the term “Successor” shall include any wholly-owned subsidiary of the Successor into which the Successor merges or consolidates. In order to enforce the foregoing covenant, the Successor shall have the right to place restrictive legends on the certificate or instrument representing the shares subject to this Section 5.3 and to impose stop transfer instructions with respect to such shares until the end of such period. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5.3 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5.4 or that are necessary to give further effect thereto.

5.5. Reports Under Exchange Act. To the extent and during the time period required to make available to the Stockholder the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Stockholder to sell the Replacement Shares to the public without registration following the IPO, the Successor shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Successor for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Successor under the 1933 Act and the Securities Exchange Act of 1934 (the “Exchange Act”) (at any time after the Successor has become subject to such reporting requirements);

(c) furnish to the Stockholder, so long as the Stockholder owns any Replacement Shares, forthwith upon request (i) to the extent accurate, a written statement by the Successor that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Successor for the IPO), the 1933 Act, and the Exchange Act (at any time after the Successor has become subject to such reporting requirements); and (ii) such other information as may be reasonably requested in availing the Stockholder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Successor has become subject to the reporting requirements under the Exchange Act); and

(d) upon the request of the Stockholder, cooperate with the Stockholder and the Successor’s transfer agent to promptly remove legends from the Replacement Shares when legally able to do so and transfer the Replacement Shares to a brokerage account of the Stockholder.

6. GENERAL PROVISIONS.

6.1. Termination. This Agreement may be terminated solely with the written consent of the Stockholder and the Company (or the Successor, if applicable); provided, however, that in the event that the Closing has not occurred on or prior to August 15, 2021 (the “Outside Date”), this Agreement may be terminated by either the Company (or the Successor, if applicable) or the Stockholder by delivery of written notice to the other parties hereto, unless such failure of the Closing to occur has been caused primarily by any breach of this Agreement by the party seeking to so terminate this Agreement.

6.2. Survival of Warranties. The representations, warranties and covenants of the Company, Subsidiary and Stockholder contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Stockholder or the Company, as the case may be.

6.3. Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. This Agreement, and the rights and obligations of a party hereunder, may not be assigned by such party without the prior written consent of the other parties hereto. Notwithstanding anything to the contrary herein, this Agreement shall be deemed automatically (and without the need for any consent or action) assigned by the Company to the Successor upon the Conversion and the Successor shall succeed to all of the Company rights and obligations hereunder.

6.4. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

6.5. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Any signature page hereto delivered by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

6.7. Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

6.8. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by e-mail, addressed to the other party at its e-mail address specified herein, provided that in the case of transmission received after 5:00 p.m. at the recipient’s location or on a day that is not a business day at the recipient’s location, notice will be deemed given on the next business day at the recipient’s location; (iii) one business day after deposit with an express courier for delivery on the next business day within the United States, or two business days after such deposit for delivery no later than the second business day outside the United States, with proof of delivery from the courier requested; or (iv) five business days after deposit in the United States mail by certified mail, return receipt requested, for delivery within the United States.

All notices for delivery outside the United States will be sent by e-mail or by internationally recognized express courier. All notices not delivered personally or by e-mail will be sent with postage and/or other charges prepaid. All notices will be properly addressed to the party to be notified at the address or e-mail address as follows, or at such other address or e-mail address as such other party may designate by notice given in accordance with this Section 7.6, as follows;

(a) if to the Stockholder, at the address set forth opposite the Stockholder’s name on the Stockholder’s signature page hereto;

(b) if to the Company (or the Successor, if applicable), marked “Attention: CEO” at the address set forth on the Company’s signature page hereto;

(c) if to Subsidiary, marked “Attention: CEO” at the address set forth on Subsidiary’s signature page hereto.

6.9. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company (or the Successor, if applicable) and the Stockholder. Any amendment effected in accordance with this Section 6.9 shall be binding upon the parties hereto. Any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Company and the Stockholder. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

6.10. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then the parties agree to substitute such provision(s) through good faith negotiations with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

6.11. Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior and contemporaneous understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.12. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.13. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement as of the date first written above.

COMPANY:

DAY ONE BIOPHARMACEUTICALS

HOLDING COMPANY, LLC.

By:	/s/ Jeremy Bender
Name:	Jeremy Bender
Title:	Chief Executive Officer

Address:

Email:

SUBSIDIARY:

DOT THERAPEUTICS-1, INC.

By:	/s/ Jeremy Bender
Name:	Jeremy Bender
Title:	Chief Executive Officer

Address:

Email:

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement as of the date first written above.

STOCKHOLDER:

MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ Michael Martin
Name: Michael Martin
Title: President, Takeda Ventures, Inc.

Address:	9625 Towne Center Drive
San Diego, CA 92121

Email:

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]